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Metris Receivables, Inc.                              Metris Master Trust                                  Monthly Report
Certificateholder's Statement                           Series 1997-2                                              Nov-98
Section 5.2                                    Class A        Class B        Class C        Class D                Total
(i)   Certificate Amount                   455,000,000.00 101,500,000.00  98,000,000.00  45,500,000.00      700,000,000.00
(ii)  Certificate Principal Distributed              0.00           0.00           0.00                               0.00
(iii) Certificate Interest Distributed       2,061,265.52     479,923.41     515,695.44                       3,056,884.37
(iv)  Principal Collections                 19,426,244.74   4,333,546.90   4,184,114.25   1,931,049.32       29,874,955.22
(v)   Finance Charge Collections             9,170,211.61   2,045,662.59   1,975,122.50     911,203.66       14,102,200.37
       Recoveries                              130,418.86      29,093.44      28,090.22      13,041.89          200,644.40
       Principal Account Earnings                    0.00           0.00           0.00           0.00                0.00
       Accum. Period Reserve Accct. Earnings         0.00           0.00           0.00           0.00                0.00
       Pre-Funding Account Earnings                  0.00           0.00           0.00           0.00                0.00
         Total Finance Charge Collection     9,300,630.47   2,074,756.03   2,003,212.72     924,245.55       14,302,844.77
          Total Collections                 28,726,875.21   6,408,302.93   6,187,326.97   2,855,294.87       44,177,799.99
(vi) Aggregate Amount of Principal Receivables                                                            3,462,332,366.28
       Invested Amount (End of Mth)        455,000,000.00 101,500,000.00  98,000,000.00  45,500,000.00      700,000,000.00
       Floating Allocation Percentage         13.1414305%     2.9315499%     2.8304619%     1.3141430%         20.2175853%
       Fixed/Floating Allocation Percentage        N/A            N/A            N/A            N/A             0.0000000%
       Invested Amount (Beginning of Mth)  455,000,000.00 101,500,000.00  98,000,000.00  45,500,000.00      700,000,000.00
       Average Daily Invested Amount                                                                        699,780,142.60
(vii)  Receivable Delinquencies (As a % of Total Receivables)
       Current                                                                                  85.44%   3,098,368,494.64
       30 Days to 59 Days (1 to 29 Days Contractually Delinquent)                                6.48%     234,863,483.03
       60 Days to 89 Days (30 to 59 Days Contractually Delinquent)                               2.46%      89,249,980.26
       90 Days and Over (60+ Days Contractually Delinquent)                                      5.62%     203,702,725.56
          Total Receivables                                                                    100.00%   3,626,184,683.49
(viii) Aggregate Investor Default Amount                                                                     7,426,772.66
         As a % of Average Daily Invested Amount  (Annualized based on 365 days/year)                              12.91%
(ix)  Charge-Offs                                    0.00           0.00           0.00                              0.00
(x)   Servicing Fee                                                                                          1,150,684.93
(xi)  Pool Factor                               1.0000000      1.0000000      1.0000000
(xii) Unreimbursed Reallocated Principal Collections                0.00           0.00           0.00               0.00
(xiii) Excess Funding Account Balance                                                                                0.00
         Pre-Funding Account Balance                                                                                 0.00
(xiv) Class C Reserve Amount                                                                                17,500,000.00
         Class C Reserve Account Balance                                                                    17,500,000.00
(xv) Number of New Accounts Added to the Trust                                                                          0
(xvi) Average Net Portfolio Yield                                                                                11.9550%
(xvii) Minimum Base Rate                                                                                          7.4239%
(xviii) Principal Funding Account Balance                                                                            0.00
(xix) Accumulation Shortfall                                                                                    N/A
(xx)  Scheduled Commencement date of the Accumulation Period                                               October 2001
        Accumulation Period Length                                                                              N/A
(xxi) Required Reserve Account Amount                                                                           N/A
        Available Reserve Account Amount                                                                        N/A
        Covered Amount                                                                                          N/A
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